    As filed with the Securities and Exchange Commission on October 16, 2003

                                                     Registration No. 333-100398

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              RETAIL VENTURES, INC.
             (Exact name of Registrant as specified in its charter)

              Ohio                                             20-0090238
   (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                              3241 Westerville Road
                              Columbus, Ohio 43224
              (Address of Registrant's principal executive offices)


                              RETAIL VENTURES, INC.
                              AMENDED AND RESTATED
                            2000 STOCK INCENTIVE PLAN

                            (Full Title of the Plan)


                                James A. McGrady
   Executive Vice President, Chief Financial Officer, Treasurer and Secretary
                              Retail Ventures, Inc.
                              3241 Westerville Road
                              Columbus, Ohio 43224
                                 (614) 471-4722
            (Name, address and telephone number of agent for service)


                          Copies of Correspondence to:
                             Robert J. Tannous, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

         This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by Value City Department Stores, Inc., an Ohio corporation ("Value City"), of a holding company form of organizational structure. The holding company organizational structure was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among Value City, Retail Ventures, Inc., an Ohio corporation (the "Registrant"), and Value City Merger Sub, Inc., an Ohio corporation and wholly owned subsidiary of the Registrant ("Merger Corporation"). The Merger Agreement provides for, among other things, the merger (the "Merger") of Merger Corporation with and into Value City, with Value City as the surviving corporation. The Merger was approved by the shareholders of Value City at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which was held on September 26, 2002.

         As a result of the Merger, which was consummated at 12:01 a.m. on October 8, 2003, Value City became a direct wholly owned subsidiary of the Registrant. Each share of common stock, without par value, of Value City issued and outstanding was converted into and exchanged for one share of common stock, without par value, of the Registrant. Immediately prior to the consummation of the Merger, the Registrant had nominal assets and liabilities.

         In accordance with Rule 414 under the Securities Act, the Registrant, as successor issuer to Value City, hereby expressly adopts this registration statement as its own for all purposes of the Securities Act and the Exchange Act. The Value City Department Stores, Inc. Amended and Restated 2000 Stock Incentive Plan to which this registration statement relates (the "Plan") shall be known as the Retail Ventures, Inc. Amended and Restated 2000 Stock Incentive Plan. Subsequent to the holding company reorganization, the Plan will continue to cover employees of Value City. However, shares of stock issued in accordance with the Plan shall be shares of stock of the Registrant rather than shares of Value City.

         The applicable registration fees were paid at the time of the original filing of this registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 15, 2003.

                               RETAIL VENTURES, INC.


                               By: * John C.Rossler
                                  ----------------------------------------------
                                  John C. Rossler, President and
                                  Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated:


              SIGNATURE                                   TITLE                                                        DATE
              ---------                                   -----                                                        ----
         *Jay L. Schottenstein                            Chairman of the Board                         )        October 15, 2003
---------------------------------------------                                                           )
         Jay L. Schottenstein                                                                           )
                                                                                                        )
                                                                                                        )
         *John C. Rossler                                 President and Chief Executive Officer         )        October 15, 2003
---------------------------------------------             (Principal Executive Officer)                 )
         John C. Rossler                                                                                )
                                                                                                        )
                                                                                                        )
         /s/ James A. McGrady                             Executive Vice President, Chief               )        October 15, 2003
 --------------------------------------------             Financial Officer, Treasurer, and             )
         James A. McGrady                                 Secretary (Principal Financial Officer)       )
                                                                                                        )
                                                                                                        )
         *Henry L. Aaron                                  Director                                      )        October 15, 2003
----------------------------------------------                                                          )
         Henry L. Aaron                                                                                 )
                                                                                                        )
         *Ari Deshe                                       Director                                      )
---------------------------------------------                                                           )        October 15, 2003
         Ari Deshe                                                                                      )
                                                                                                        )
                                                                                                        )
         *Jon P. Diamond                                  Director                                      )        October 15, 2003
---------------------------------------------                                                           )
         Jon P. Diamond                                                                                 )
                                                                                                        )
                                                                                                        )
         *Elizabeth M. Eveillard                          Director                                      )        October 15, 2003
---------------------------------------------                                                           )
         Elizabeth M. Eveillard                                                                         )
                                                                                                        )
                                                                                                        )
         *Harvey L. Sonnenberg                            Director                                      )        October 15, 2003
---------------------------------------------                                                           )
         Harvey L. Sonnenberg                                                                           )
                                                                                                        )

                                                                                                        )
         *James L. Weisman                                Director                                      )        October 15, 2003
---------------------------------------                                                                 )
         James L. Weisman                                                                               )



*By:    /s/ James A. McGrady
      -----------------------------------------------
       James A. McGrady, attorney-in-fact
       for each of the persons indicated

                          Registration No. 333-100398





                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                              RETAIL VENTURES, INC.



                                    EXHIBITS

                                  EXHIBIT INDEX


    Exhibit                                            Exhibit
    Number                                           Description
    -------                                          -----------

     4(a)       *         Retail Ventures, Inc. Amended and Restated 2000 Stock Incentive Plan.

     4(b)                 Amended and  Restated  Articles of  Incorporation  of Retail  Ventures,
                          Inc.   (Previously  filed  as  Exhibit  3(a)  to  Form  8-K  (file  no.
                          001-10767)   filed  October  8,  2003,  and   incorporated   herein  by
                          reference).

     4(c)                 Amended and  Restated  Code of  Regulations  of Retail  Ventures,  Inc.
                          (Previously  filed as  Exhibit  3(b) to Form 8-K (file  no.  001-10767)
                          filed October 8, 2003, and incorporated herein by reference).

     5          *         Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

     23(a)                Consent of Porter,  Wright,  Morris & Arthur LLP (included in Exhibit 5 filed herewith).

     23(b)      *         Consent of Deloitte & Touche LLP.

     24         *         Powers of Attorney.


     * Filed with this Registration Statement